                                                                    Exhibit 10.1
================================================================================





                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                   GPX CORP.







                        $75,000,000 6.83% SENIOR NOTES
                               DUE June 30, 2008




                                 ------------
                                NOTE AGREEMENT
                                 ------------



                           Dated as of June 30, 1998



================================================================================

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                                         Page
                                                                                         ----
1.       Authorization of Issue of Notes...................................................1

2.       Purchase and Sale of Notes........................................................1

3.       Conditions at Closing.............................................................2
         3A.      Certain Documents........................................................2
         3B.      Opinion of Purchasers' Special Counsel...................................2
         3C.      Representations and Warranties; No Default...............................3
         3D.      Purchase Permitted by Applicable Laws....................................3
         3E.      Legal Matters............................................................3
         3F.      Proceedings..............................................................3
         3G.      Sale of Notes to Other Purchasers........................................3
         3H.      Fees.....................................................................3

4.       Prepayments.......................................................................3
         4A.      Optional Prepayment With Yield-Maintenance Amount........................3
         4B.      Notice of Optional Prepayment............................................3
         4C.      Partial Payments Pro Rata................................................4
         4D.      Retirement of Notes......................................................4

5.       Affirmative Covenants.............................................................4
         5A.      Financial Statements.....................................................4
         5B.      Information Required by Rule 144A........................................6
         5C.      Inspection of Property and Corporate Books and Records...................6
         5D.      Covenant to Secure Note Equally..........................................7
         5E.      Compliance with Laws.....................................................7
         5F.      Corporate Existence......................................................7
         5G.      Nature of Business.......................................................7
         5H.      Insurance................................................................7
         5I.      Taxes and Claims.........................................................7
         5J.      Maintenance..............................................................7

6.       Negative Covenants................................................................8
         6A.      Minimum Consolidated Tangible Net Worth..................................8
         6B.      Limitation on Funded Debt................................................8
         6C.      Limitation on Current Debt...............................................8
         6D.      Limitation on Restricted Subsidiary Debt.................................8
         6E.      Limitation on Liens......................................................8
         6F.      Asset Dispositions.......................................................9

         6G.      Merger and Consolidations...............................................10
         6H.      Transactions with Affiliates............................................11

7.       Events of Default................................................................11
         7A.      Acceleration............................................................11
         7B.      Rescission of Acceleration..............................................13
         7C.      Notice of Acceleration or Rescission....................................14
         7D.      Other Remedies..........................................................14

8.       Representations, Covenants and Warranties........................................14
         8A.      Corporation Organization and Authority..................................14
         8B.      Financial Statements....................................................15
         8C.      Actions Pending.........................................................15
         8D.      Outstanding Debt........................................................16
         8E.      Title to Properties.....................................................16
         8F.      Patent, Trademarks, Licenses, etc.......................................16
         8G.      Taxes...................................................................16
         8H.      Compliance with Law.....................................................16
         8I.      Conflicting Agreements and Other Matters................................17
         8J.      Offering of Notes.......................................................17
         8K.      Use of Proceeds.........................................................17
         8L.      ERISA...................................................................17
         8M.      Certain Laws............................................................18
         8N.      Governmental Consent....................................................18
         8O.      Environmental Compliance................................................18
         8P.      Disclosure..............................................................19
         8Q.      Hostile Tender Offers...................................................19

9.       Representations of Each Purchaser................................................19
         9A.      Nature of Purchase......................................................19
         9B.      Source of Funds.........................................................19

10.      Definitions......................................................................21
         10A.     Yield-Maintenance Terms.................................................21
         10B.     Other Terms.............................................................22
         10C.     Accounting Principles, Terms and Determinations.........................30

11.      Miscellaneous....................................................................30
         11A.     Note Payments...........................................................30
         11B.     Expenses................................................................31
         11C.     Consent to Amendments...................................................31
         11D.     Form, Registration, Transfer and Exchange of Notes; Lost Notes..........32
         11E.     Persons Deemed Owners; Participations...................................32
         11F.     Survival of Representations and Warranties; Entire Agreement............33
         11G.     Successors and Assigns..................................................33
         11H.     Confidentiality; Disclosure to Other Persons............................33

         11I.     Notices.................................................................34
         11J.     Payments Due on Non-Business Days.......................................34
         11K.     Severability............................................................34
         11L.     Descriptive Headings....................................................35
         11M.     Satisfaction Requirement................................................35
         11N.     Governing Law...........................................................35
         11O.     Counterparts............................................................35
         11P.     Binding Agreement.......................................................35
         11Q.     Severalty of Obligations................................................35
         11R.     Maximum Interest Payable................................................35
         11S.     Waiver by Co-Makers.....................................................36

INFORMATION SCHEDULE

SCHEDULE 6E -- EXISTING LIENS
SCHEDULE 8C -- ACTIONS PENDING
SCHEDULE 8I -- AGREEMENTS RESTRICTING DEBT
SCHEDULE 8O -- ENVIRONMENTAL COMPLIANCE
SCHEDULE 10 -- ACQUISITIONS
EXHIBIT A  - FORM OF NOTE
EXHIBIT B  - FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
EXHIBIT C1 - FORM OF NOTICE OF DESIGNATION OF RESTRICTED SUBSIDIARY EXHIBIT C2 - FORM OF NOTICE OF DESIGNATION OF UNRESTRICTED SUBSIDIARY

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                                   GPX CORP.
                            2121 San Jacinto Street
                                  Suite 2500
                              Dallas, Texas 75201


                                                             As of June 30, 1998

To Each of the Purchasers Named in the
 Information Schedule Attached Hereto

                        $75,000,000 6.83% Senior Notes

Ladies and Gentlemen:

         The undersigned, GLOBAL INDUSTRIAL TECHNOLOGIES, INC. (the "Company"), and GPX CORP. (the Company and GPX Corp., collectively, "Co-Makers") hereby agrees with the purchasers named in the Information Schedule attached hereto (the "Purchasers") as follows:

         PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

         1. Authorization of Issue of Notes. The Co-Makers will authorize the issue of their joint and several senior promissory notes in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, to mature June 30, 2008, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.83% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

         PARAGRAPH 2.      PURCHASE AND SALE OF NOTES.

         2. Purchase and Sale of Notes. The Co-Makers hereby agree to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Co-Makers, the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Information Schedule attached hereto at 100% of such aggregate principal amount. The Co-Makers will deliver to each Purchaser, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Suite 700, Dallas, Texas 75201, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Information Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #74-57006 at Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697 on the date of closing, which shall be June 30, 1998 or any other date on or before July 1, 1998 upon which the Co-Makers and the Purchasers may mutually agree (the "Closing" or the "Date of Closing").

         PARAGRAPH 3.      CONDITIONS PRECEDENT.

         3. Conditions at Closing. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

         3A. Certain Documents. Each Purchaser shall have received the following, each dated the Date of the Closing:

                  (i)   The Notes to be purchased by such Purchaser.

                  (ii) Certified copies of the resolutions of the Board of Directors of each Co-Maker approving the transaction contemplated by this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Co-Maker certifying the names and true signatures of the officers of such Co-Maker authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                  (iv) Certified copies of the Certificate of Incorporation and By-laws of each Co-Maker.

                  (v) A favorable opinion of Graham L. Adelman, Esq., general counsel of the Company, counsel for Co-Makers, satisfactory to the Purchasers and Purchasers' special counsel and substantially in the form of Exhibit C attached hereto and as to such other matters as the Purchasers may reasonably request.

                  (vi) A good standing certificate for each Co-Maker from the Secretary of State of Delaware, Nevada and Texas dated as of recent date and such other evidence of the status of the Co-Makers as the Purchasers may reasonably request.

                  (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as the Purchasers may reasonably request.

         3B. Opinion of Purchasers' Special Counsel. Such Purchaser shall have received from Baker & Botts, L.L.P., who are acting as special counsel for the Purchasers in connection with this transaction, favorable opinions satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

         3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Date of Closing, to both such effects.

         3D. Purchase Permitted by Applicable Laws. The offer by the Co-Makers of, and the purchase of and payment for the Notes to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Co-Makers) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U, or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

         3E. Legal Matters. Counsel for Purchasers, including any special counsel for the Purchasers retained in connection with the purchase and sale of the Notes, shall be satisfied as to all legal matters relating to such purchase and sale.

         3F. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         3G. Sale of Notes to Other Purchasers. The Co-Makers shall have sold to each other Purchaser the Notes to be purchased by each such other Purchaser at the Closing and shall have received payment in full therefor.

         3H. Fees. You shall have received a structuring fee of $60,000 provided for in the preliminary term sheet attached to letter agreement between you and Company, dated May 28, 1998.

         PARAGRAPH 4.      PREPAYMENTS.

         4. Prepayments. The Notes shall be subject to prepayment only with respect to the optional prepayments permitted by paragraph 4A.

         4A. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in a minimum principal amount of at least $1,000,000, in integral multiples of $100,000), at the option of the Co-Makers, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note as the case may be. Any partial prepayment of the Notes pursuant to this paragraph 4A shall be applied pro rata to all of the remaining required payments of principal, including the payment on the maturity date of such Notes.

         4B. Notice of Optional Prepayment. The Co-Makers shall give the holder of each Note to be prepaid pursuant to paragraph 4A irrevocable written notice of any prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Co-Makers shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Co-Makers.

         4C. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A, the principal amount to be prepaid shall be applied pro rata to all outstanding Notes (including, for the purpose of this paragraph 4C only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Co-Makers or any of their Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A) according to the respective unpaid principal amounts thereof.

         4D. Retirement of Notes. The Co-Makers shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Co-Makers or such Subsidiaries or Affiliates shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. In the event that certain holders of Notes decline to accept the full proportionate amount offered them pursuant to the preceding sentence, the Co-Makers may within five Business Days offer, only to the holders of Notes who accepted the full proportionate amount initially offered to them, to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the Notes of such holders on the same terms as Co-Makers' initial offer, in an aggregate amount equal to the aggregate amount so declined. The additional amount so offered to each such holder pursuant to the preceding sentence shall be in proportion to the aggregate amount of Notes held by all such holders to which the additional amount is so offered. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Co-Makers or any of their Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4C.

         PARAGRAPH 5.      AFFIRMATIVE COVENANTS.

         5. Affirmative Covenants. So long as any Note is outstanding and unpaid, the Company covenants as follows:

         5A. Financial Statements. The Company covenants that it will deliver to each holder of any Notes one copy of the following, unless more copies are specified on the Purchaser Schedule:

                  (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year: (A) consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, and (B) if the total assets of Unrestricted Subsidiaries exceeds $15,000,000 at the end of any quarterly period for which financial statements are required to be provided by subclause (A) above, consolidated statements of income, stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarterly period, all statements in subclauses (A) and (B) setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                  (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year: (A) consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (B) if the total assets of Unrestricted Subsidiaries exceeds $15,000,000 at the end of any fiscal year for which financial statements are required to be provided by subclause (A) above, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Restricted Subsidiaries for such year, and a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, all statements in subclauses (A) and (B) setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, to be in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s);

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other material report submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Restricted Subsidiary; and

                  (v) (A) promptly after the filing or receiving thereof, copies of all material reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary receives from such corporation and (B) with reasonable promptness, notice of the occurrence of a reportable event currently described under clause (4), (7), (9) or (11) of Section 4043(c) ERISA.

                  (vi) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Restricted Subsidiaries as any Significant Holder may reasonably request; provided, however, that prior to the occurrence of a Default or an Event of Default, the Company shall have no obligation to furnish to any Significant Holder information regarding strategic plans and similar non-public forward-looking information of the Company or any Restricted Subsidiary.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Restricted Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D, 6E, 6F and 6G and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         5C. Inspection of Property and Corporate Books and Records. The Company will permit any Person designated by any holder of any Note in writing, at the Company's expense if an Event of Default shall have occurred which is continuing and otherwise at such holder's expense, to visit and inspect any of the properties of the Company and its Restricted Subsidiaries, to examine the corporate books and financial records of the Company and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request in writing.

         5D. Covenant to Secure Note Equally. The Company will, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6E (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5E. Compliance with Laws. The Company will comply, and will cause each of its Restricted Subsidiaries to comply, and in respect to ERISA will cause each of its ERISA Affiliates to comply, with all applicable laws, rules, regulations and orders except, in any such case, where failure to comply would not result in a material adverse effect on the financial position or operations of the Company and its Restricted Subsidiaries taken as a whole.

         5F. Corporate Existence. The Company will and will cause each of its Restricted Subsidiaries to maintain its corporate existence and all material licenses and permits necessary for the conduct of its business.

         5G. Nature of Business. The Company will not and will not permit any of its Restricted Subsidiaries to engage in any business, if as a result, when taken as a whole, the general nature of the business of the Company and its Restricted Subsidiaries would be substantially changed from the business at the Date of Closing.

         5H. Insurance. The Company will and will cause each of its Restricted Subsidiaries to maintain insurance in amounts, and against such liabilities and hazards, and with such carriers, as is customarily maintained in accordance with prudent business practice by companies operating similar businesses and such other insurance as required by law, and upon written request by any holder of any Note, will deliver a certificate specifying the details of such insurance.

         5I. Taxes and Claims. The Company will and will cause each of its Restricted Subsidiaries to promptly pay all Taxes and such obligations owed by it to vendors, suppliers and other persons for work, labor and materials, other than such Taxes and obligations which are being contested in good faith and for which adequate reserves are established.

         5J. Maintenance. The Company will and will cause each of its Restricted Subsidiaries to maintain its properties in good repair and working order such that the absence of which would not create a material adverse effect on the financial position or operation of the Company and its Restricted Subsidiaries, taken as a whole.

         PARAGRAPH 6.      NEGATIVE COVENANTS.

         6. Negative Covenants. So long as any Note is outstanding and unpaid, the Company covenants as follows:

         6A. Minimum Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of $280,000,000 plus (i) 25% of Consolidated Net Income, if positive, for each fiscal quarter beginning after July 31, 1998 and (ii) 100% of the consideration, to the extent such consideration consists of cash, cash-equivalent assets or debt obligations, received after July 31, 1998 for the sale of any shares of stock of the Company (other than shares of Redeemable Preferred Stock).

         6B. Limitation on Funded Debt. The Company will not and will not permit any Restricted Subsidiary to create, incur, assume, or suffer to exist any Funded Debt if Funded Debt will exceed 50% of the sum of (y) Current Debt and
(z) Total Capitalization.

         6C. Limitation on Current Debt. The Company and its Restricted Subsidiaries will not have Current Debt outstanding on any day, unless during the 12 consecutive month period preceding such day of determination there shall have been a period of at least 30 consecutive days on each of which days (i) the sum of (A) Current Debt plus (B) Funded Debt shall not have exceeded (ii) 50% of Total Capitalization.

         6D. Limitation on Restricted Subsidiary Debt. The Company will not permit any of its Restricted Subsidiaries to create, incur, assume, or suffer to exist Debt except: (i) Debt owed to the Company or another wholly-owned Restricted Subsidiary, (ii) Debt evidenced by the Notes or a guaranty of the Notes and (iii) other Debt so long as, after giving effect thereto, the aggregate amount of Priority Debt does not at any time exceed 17.5% of Consolidated Tangible Net Worth.

         6E. Limitation on Liens. The Company will not and will not permit any of its Restricted Subsidiaries to create, incur, assume, or suffer to exist any Lien on its property or assets except for:

         (i) Liens for property Taxes or Liens securing obligations owed to mechanics and materialmen provided such Taxes or obligations are not in violation of paragraph 5I;

         (ii) Liens resulting from judgments which the Company is contesting in good faith by appropriate proceedings, provided that adequate book reserves shall have been made for such judgment and such Liens are stayed by appropriate proceedings;

         (iii) Liens incidental in the ordinary course of the Company's business which do not secure Debt and do not materially impair or detract from the value of such property or asset;

         (iv) Liens created to secure Debt incurred or assumed to pay all or any part of the purchase price of, or constituting a lease of, fleet vehicles or office equipment purchased or leased by the Company or a Restricted Subsidiary, provided that (i) any such Lien attaches solely to the vehicles or office equipment so purchased or leased, (ii) the principal amount of the obligations secured by any such Lien shall at no time exceed the purchase price of such vehicles or office equipment, (iii) recourse for the obligations secured by any such Lien shall be limited solely to the vehicles or office equipment so purchased or leased, and (iv) any such Lien shall be created contemporaneously with the purchase or lease of such vehicles or office equipment;

         (v)      Liens securing Debt of a Restricted Subsidiary to the Company;

         (vi) Liens in existence at Closing and either (A) permitted by clauses (i) through (v) of this paragraph 6E, or (B) listed on
                  Schedule 6E;

         (vii) Liens securing Debt incurred to pay the purchase price or costs of construction of fixed assets or assumed as part of the purchase price of fixed assets, or Liens on fixed assets of a Restricted Subsidiary securing Debt of such Restricted Subsidiary where such Liens and Debt existed at the time such Restricted Subsidiary initially became a Subsidiary (and such Liens and Debt were not created in contemplation of such Restricted Subsidiary becoming a Subsidiary) provided (A) in the case of such Liens securing Debt incurred to pay the purchase price or costs of construction, the Lien attaches solely to the fixed assets so purchased or constructed, and the Lien is created not later than 270 days after the purchase of or completion of construction of such fixed assets; (B) in the case of such Liens and Debt existing at the time such Restricted Subsidiary initially became a Subsidiary, the Lien attaches solely to the fixed assets which were so encumbered, and secures solely the Debt so secured, at the time such Restricted Subsidiary initially became a Subsidiary; (C) at the time of the creation of such Liens, the Debt secured by such Liens does not exceed the purchase price or costs of construction of such fixed assets; (D) the aggregate amount of Debt secured by Liens permitted by this clause (vii) does not at any time exceed the remainder of (x) 35% of Consolidated Tangible Net Worth minus (y) the aggregate amount of Priority Debt; (E) the incurrence of such Debt is economically beneficial to the Company; and (F) after giving effect to the Debt secured by such Liens, no Default or Event of Default shall exist;

         (viii) Other Liens, provided the aggregate amount of Priority Debt does not at any time exceed 17.5% of Consolidated Tangible Net Worth.

         6F. Asset Dispositions. The Company will not and will not permit its Restricted Subsidiaries to make any Asset Disposition, other than in the ordinary course of business, unless:

         (i) The Company or such Restricted Subsidiary receives full, fair and reasonable consideration at the time of such Asset Disposition at least equal to the fair market value of such asset being disposed; and either:

                  (A) the aggregate book value of all Asset Dispositions during any fiscal year of the Company does not exceed 15% of the book value of consolidated assets of the Company and its Restricted Subsidiaries as of the end of the immediately preceding fiscal year of the Company, or

                  (B) an amount equal to the proceeds attributable to or realized from the portion of the aggregate book value of Asset Dispositions in any fiscal year of the Company that exceeds 15% of the book value of consolidated assets of the Company and its Restricted Subsidiaries as of the end of the immediately preceding fiscal year of the Company (the "Excess Sale Proceeds") is applied by the Company or any Restricted Subsidiary within 180 days after the applicable Asset Disposition to: (I) acquire productive assets consistent with the general nature of the business of the Company and its Restricted Subsidiaries, taken as a whole; or (II) invest in assets allowed for in (i) through (ix) of the definition of Restricted Investments; provided, any Excess Sale Proceeds invested in any Restricted Subsidiary as allowed for in (i) of the definition of Restricted Investments shall be applied by such Restricted Subsidiary in accordance with this clause (B); provided, further, any Excess Sale Proceeds invested in assets allowed for in (iii) through (ix) of the definition of Restricted Investments shall remain Excess Sale Proceeds subject to the restrictions set forth in this clause (B), and shall remain continuously invested in assets allowed for in
                  (iii) through (ix) of the definition of Restricted Investments or otherwise be immediately applied as set forth in subclauses
                  (I), (II) or (III) of this clause (B); or (III) reduce Debt of the Company or its Restricted Subsidiaries; provided, however, that any such reduction in Debt resulting from Excess Sale Proceeds shall be made pro rata with all Debt which is pari passu with the Notes (including as a voluntary prepayment of the Notes) outstanding; provided, however, each holder may elect to waive, in respect of the Notes held by it, the obligation to prepay its Notes; or

         (ii) such Asset Disposition is the disposition of property within 270 days following the date such property is acquired or constructed by the Company or any Restricted Subsidiary, and the Company or any Restricted Subsidiary leases, as lessee, the same property simultaneously with such Asset Disposition or

         (iii) such Asset Disposition is made to the Company or a wholly owned Restricted Subsidiary.

         As used herein, "Asset Disposition" means any sale, lease, transfer, exchange or other disposition, including any disposition by means of a merger, consolidation or similar transaction (or series of related sales, leases, transfers, exchanges or dispositions) of shares of capital stock of a Restricted Subsidiary, of property or assets (including any interests therein) by the Company or any Restricted Subsidiary. For purposes of clause (i) above, the "book value" of any Asset Disposition of property or assets not wholly-owned by the Company and Restricted Subsidiaries shall be expressly limited to the Company's and Restricted Subsidiaries' interest in such property or assets.

         6G. Merger and Consolidations. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other Person, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets (other than as permitted by paragraph 6F), except that,

         (a) any Restricted Subsidiary may merge with the Company or another wholly-owned Restricted Subsidiary and;

         (b) the Company may merge with any other Person if (i) at the time of such merger after giving effect thereto no Default or Event of Default shall exist; and (ii) the surviving entity shall exist under the laws of any state of the United States of America and shall have a majority of all of its assets and businesses located within the United States of America; and
                  (iii) such surviving entity shall expressly assume, by written agreement, all of the obligations under the Notes, and (iv) such other Person has a net worth of greater than zero and is otherwise solvent at the time of such merger.

         (c)      any Restricted Subsidiary may merge with any other Person if
                  (A)(i) the surviving entity is, or as a result of the merger or consolidation, becomes a Restricted Subsidiary and (ii) immediately following such merger no Default or Event of Default shall exist; or (B) such Restricted Subsidiary is designated as Unrestricted Subsidiary and immediately following such designation no Default or Event of Default would exist.

         6H. Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any material transaction or material arrangement with any Affiliate on terms, when taken as a whole, less favorable than available in a comparable arms-length transaction in the ordinary course of business.

         PARAGRAPH 7.      EVENTS OF DEFAULT.

         7.       Events of Default.

         7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

                  (iii) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                  (iv) any one or more of the representations or warranties made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6; or

                  (vi) the Company fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and either (i) the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or (ii) such petition, application or proceedings remains undismissed, undischarged and unbonded for more than 60 days after the filing or commencement thereof; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) one or more final judgments or orders in an aggregate amount in excess of $7,500,000 is rendered against the Company or any Restricted Subsidiary (exclusive of judgment amounts fully covered by insurance, subject to applicable deductibles or retentions, except where the insurer is contesting coverage in respect of such judgment), and either (i) any creditor has commenced execution of such judgment or order, or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiii) a "reportable event", as defined in Section 4043 of ERISA and the regulations issued thereunder, occurs with respect to any Plan, excluding events currently described in clauses (1), (2), (3),
         (4), (7), (8), (9), (11), (12) and (13) of Section 4043(c) ERISA.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company; (b) if such event is an Event of Default with respect to the Company specified in clause (viii), (ix) or (x) of this paragraph 7A, all the Notes then outstanding shall automatically become immediately due and payable together with interest accrued thereon, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company; and (c) if such event is any Event of Default other than as specified in preceding clause (a) or (b), the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

         7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, other than payments that have been returned to the Company or applied pro rata to all outstanding Notes according to the respective unpaid principal amounts thereof, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         PARAGRAPH 8.      REPRESENTATIONS, COVENANTS AND WARRANTIES.

         8. Representations, Covenants and Warranties. The Company represents, covenants and warrants as follows:

         8A.      Corporation Organization and Authority. Each of Company and
its Restricted Subsidiaries:

         (i) is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation;

         (ii) has the legal and corporate power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted and as presently proposed to be conducted;

         (iii) has the necessary licenses, certificates and permits to own and operate their respective properties and to carry on their respective businesses as now conducted and as presently proposed to be conducted in each jurisdiction in which the failure to obtain such licenses, certificates and permits, in the aggregate, would not be reasonably likely to have a material adverse effect on the financial position and results of operations of the Company and its Restricted Subsidiaries, taken as a whole; and

         (iv) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing in each jurisdiction in which the nature of the business transacted by it makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would not be reasonably likely to have a material adverse effect on the financial position or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been authorized by all necessary corporation action.

         8B. Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at October 31 in each of the years 1995, 1996 and 1997, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Price Waterhouse LLP; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at April 30 in each of the years 1996, 1997 and 1998 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Restricted Subsidiaries taken as a whole since October 31, 1997 except changes in the ordinary course of business.

         8C. Actions Pending. Except as disclosed on Schedule 8C hereto: (i) there are no claims, litigation (including, without limitation, derivative actions), arbitration proceedings, administrative proceedings or investigations that are pending or threatened against or affecting the Company or any of its Restricted Subsidiaries (a) which, if adversely determined, after considering the receipt of proceeds from insurance available to the Company and its Restricted Subsidiaries, would have a material adverse effect on the financial position or results of operation of the Company and its Restricted Subsidiaries, taken as a whole, or (b) which purport to affect the legality, validity, or enforceability of this agreement or any Note or any action taken or to be taken pursuant hereto, and there are no inquiries whether formal or informal, from any governmental agency or authority or otherwise, which would give rise to any such action, proceeding or investigation; (ii) there are no labor controversies pending or threatened against the Company or any of its Restricted Subsidiaries which, based on reasonable assumptions of the Company as to the probable outcome of any and all such labor controversies, would have a material adverse effect on the financial position or results of operation of the Company and its Restricted Subsidiaries, taken as a whole; and (iii) other than any liability incident to any litigation, proceedings or investigations described in Schedule 8C hereto, neither the Company nor any of its Restricted Subsidiaries has any material contingent liabilities.

         8D. Outstanding Debt. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by paragraph 6. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         8E. Title to Properties. The Company has and each of its Restricted Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at April 30, 1998 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6E and no defect or other encumbrance except such which would not be reasonably likely to have a material adverse effect on the financial position or results of operation of the Company and its Restricted Subsidiaries, taken as a whole. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

         8F. Patent, Trademarks, Licenses, etc. To the best of the Company's knowledge, each of the Company and its Restricted Subsidiaries, owns, possesses or has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, trade secrets, and licenses, and rights with respect thereto, necessary for the present conduct of their respective businesses, without any known material conflict with the rights of others except for such intellectual property or conflicts which would not be reasonably likely to have a material adverse effect on the financial position or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

         8G. Taxes. All Tax returns required to be filed by each of the Company and the Restricted Subsidiaries and any other Person with which the Company or any Restricted Subsidiary files or is required to file a consolidated return in any jurisdiction have been filed on a timely basis (which timely filing shall include any instance in which the time for such filing has itself been timely and properly extended), and all Taxes that are shown to be due and payable have been paid. Neither the Company nor any Restricted Subsidiary knows of any proposed additional Tax assessment against it or any such Person that, in the aggregate, would be reasonably likely to have a material adverse effect on the financial position or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

         8H. Compliance with Law. Neither the Company nor any Restricted Subsidiary has received notice, nor does it have any knowledge, that it is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, management believes would be reasonably likely to have a material adverse effect on the financial position or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

         8I. Conflicting Agreements and Other Matters. Except as set forth in
Schedule 8I attached hereto, neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which would be reasonably likely to have a material adverse effect on the financial position or results of operation of the Company and its Restricted Subsidiaries, taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Restricted Subsidiaries is subject. Schedule 8I contains a list of all instruments evidencing any Debt of the Company or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes.

         8J. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8K. Use of Proceeds. The proceeds of sale of the Notes will be used to refinance Current Debt and for general corporate purposes including potential acquisitions and joint venture investments. None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR Part 227) of the Board of Governors of the Federal Reserve System ("margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to each Purchaser an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8L. ERISA. The Company (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan, (ii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, and (iii) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in section 4043 of ERISA), with respect to any Plan or trust created thereunder which reportable event or events will or could result in the termination of such Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is or has ever been an employer required to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate is or has ever been a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan.

         The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

         8M. Certain Laws. Neither the Company nor any Restricted Subsidiary is, or is directly or indirectly controlled by, or acting on behalf of any Person that is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Restricted Subsidiary is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8N. Governmental Consent. Neither the nature of the Company or of any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8O. Environmental Compliance. To the knowledge of a Responsible Officer of the Company, except as set forth on Schedule 8O hereto, (i) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Restricted Subsidiaries have been and continue to be, in compliance with all environmental laws, the noncompliance by the Company and its Restricted Subsidiaries with which, individually or in the aggregate for all such noncompliance, would have a material adverse effect, (ii) there are no pending, unresolved or threatened Environmental Actions which (a) individually or in the aggregate (for all such Environmental Actions) would be reasonably likely to have a material adverse effect; (iii) there have been no releases of hazardous materials at, on or under any property now or previously owned or leased by the Company or any of its Restricted Subsidiaries that, singly or in the aggregate, have had, have, or may reasonably be expected to have, a material adverse effect; (iv) the Company and its Restricted Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary or desirable for their businesses, which failure or failures so to be issued or comply (individually or in the aggregate) would be likely to have a material adverse effect; (v) no property now or previously owned or leased by the Company or any of its Restricted Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS (as defined in CERCLA) or on any similar state list of sites requiring investigation or clean-up; and (vi) no conditions exist at on or under any property now or previously owned, leased or operated by the Company or any of its Restricted Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any environmental law, which liability or liabilities (individually or in the aggregate) would be likely to have a materially adverse effect. A material adverse effect as used in this paragraph means a material adverse effect on the financial position or results of operation of the Company and its Restricted Subsidiaries, taken as a whole.

         8P. Disclosure. None of this Agreement, any certificate furnished to any Purchaser by or on behalf of the Company in connection with the Closing, nor any certificate furnished to any Purchaser by or on behalf of the Company pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Restricted Subsidiaries and which has not been set forth in this Agreement.

         8Q. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

         PARAGRAPH 9.      REPRESENTATIONS OF EACH PURCHASER.

         9. Representations of Each Purchaser. Each Purchaser represents as follows:

         9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in PTCE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account or to any participant or beneficiary of such plan (including any annuitant), are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM, (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         PARAGRAPH 10.     DEFINITIONS.

         10. Definitions. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         10A. Yield-Maintenance Terms.

         "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

         "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement

Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.     Other Terms.

         "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly controls another Person; (ii) which beneficially owns 10% or more of the voting stock of another Person; (iii) of which 10% or more of the voting stock is owned by such Person; or (iv) that is an officer or director of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Authorized Officer" shall mean the chief executive officer, chief financial officer or any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to the holders of the Notes. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom any holder of any Note in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

         "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

         "Business Day" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

         "Closing" or "Date of Closing" shall have the meaning specified in paragraph 2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, would be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

         "Consolidated Net Income" shall mean, as to any period, consolidated gross revenues of the Company and its Restricted Subsidiaries less all operating and non-operating expenses of the Company and its Restricted Subsidiaries for such period, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the transfer of assets (i.e. assets other than current assets); (ii) any gains resulting from the write-up of assets; (iii) any equity of the Company or any Restricted Subsidiary in the undistributed earnings (but not losses) of any corporation which is not a Restricted Subsidiary; (iv) undistributed earnings of any Restricted Subsidiary to the extent that such Restricted Subsidiary is not at the time permitted to make or pay dividends, repay intercompany loans or advances, convert such earnings into U.S. dollars or repatriate earnings; (v) any earnings or losses of any Person acquired by the Company or any Restricted Subsidiary through purchase, merger, consolidation or otherwise for any fiscal quarter prior to the fiscal quarter in which the acquisition occurs; (vi) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; (vii) gains from the acquisition of securities or the retirement or extinguishment of Debt; (viii) gains on collections from insurance policies or settlements; (ix) any income or gain during such period from any change in accounting principles, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments. If the preceding calculation results in a number less than zero, such amount shall be considered a consolidated net loss. A change in the designation of a Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary shall not change Consolidated Net Income for any period preceding such change.

         "Consolidated Tangible Net Worth" shall mean consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as defined according to GAAP less (i) the book value of all intangibles acquired or created after January 1, 1996 (excluding intangible assets, up to the amount of $60,000,000, related to the acquisitions described on Schedule 10, (ii) Redeemable Preferred Stock, to the extent included in such consolidated shareholders equity; and
(iii) all Restricted Investments that exceed, in aggregate, 15% of such consolidated stockholder's equity; provided, however, at any time that (a) the sum of (I) the portion of Consolidated Net Income attributable to the Mexican Operations, plus (II) interest expense, taxes, depreciation and amortization which was deducted in determining such portion of Consolidated Net Income attributable to the Mexican Operations is (b) equal to or greater than U.S. $7,500,000 during the period of 12 calendar months then most recently ended, the original U.S. dollar investment in the Mexican Operations will be included in Consolidated Tangible Net Worth with no adjustments for foreign currency translation which has been made in accordance with GAAP. For purposes of this definition, "Mexican Operations" shall mean the refractory operations of Indresco de Mexico, S.A. de C.V., Refractarios Mexicanos, S.A. de C.V., Refmex, S.R.L. de C.V. and Refractarios Green S.R.L. de C.V.

         "Current Debt" shall mean, without duplication, Debt other than Funded Debt.

         "Debt" shall mean, as to the Company and each Restricted Subsidiary, without duplication, the sum of (i) its liabilities for borrowed money, (ii) its liabilities for the deferred purchase price of property (including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), other than
(A) accounts payable arising in the ordinary course of business, and (B) installment purchase contracts for equipment with a term of less than 12 months,
(iii) its Capitalized Lease Obligations, and (iv) any Guarantee made by it (but without duplication of the amount of a liability otherwise treated as Debt under this definition).

         "Environmental Actions" shall mean:

                  (a) any complaint, claim (whether absolute or contingent, matured or unmatured), citation, demand, inquiry or inquiries, notice of violation, correspondence, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding (whether formal or informal), brought or issued by any governmental unit, agency, or body which relates to any of the following:

                           i)       Environmental Laws;

                           ii)      public health risks;

                           iii) the environmental condition of any real property
                  that at any time was, is or hereafter will be owned, leased, operated or otherwise used or controlled by the Company or any of its Subsidiaries (the "Premises"), or any portion thereof, any property near the Premises, or any property at which the Company or any of its Affiliates is conducting or has conducted operations (including actual or alleged damage or injury to wildlife, biota, air, surface or subsurface soil or water, or other natural resources); or

                           iv) the use, exposure, release, generation,
                  manufacture, transportation to or from, handling, storage, treatment, recycling, reclamation, reuse, emission, disposal or presence of any Hazardous Material either on the Premises, any adjacent property or any property at which the Company or any of its Subsidiaries is conducting or has conducted operations, or the transportation of any Hazardous Material by the Company, any of its Subsidiaries or any of their respective agents, employees, consultants, or independent contractors for sale, treatment, storage, recycling, reclamation, reuse or disposal;

                  (b) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws;

                  (c) any Lien for damages caused by, or the recovery of any costs incurred for the investigation, remediation or cleanup of, any release or threatened release of any Hazardous Material; or

                  (d) any complaint, claim (whether absolute or contingent, matured or unmatured), citation, demand, action or proceeding (whether formal or informal), brought in connection with or otherwise regarding the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of the Company or any of its Subsidiaries or the injury, illness or death of any other Person, in each case arising from or relating to any of the matters described in clauses (i) through (iv), inclusive, of section (a) of this definition.

         "Environmental Laws" means:

                  (a) any federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including (without limitation): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq., and

                  (b) any state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Funded Debt" shall mean all Debt having a final maturity of more than one year from the date of creation thereof, including all payments thereof required to be made within one year.

         "GAAP" shall mean those generally accepted accounting principles as in effect in the United States of America from time to time.

         "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such Debt directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such Debt in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such Debt or any security therefor, or to provide funds for the payment or discharge of such Debt (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), to provide any indemnity in connection with such Debt, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such Debt, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that the Debt of another person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Debt will be protected against loss in respect thereof; provided, however, that any such agreement constituting a closing condition to an asset purchase by the Company or any Restricted Subsidiary shall not constitute a Guarantee for purposes of this definition. The amount of any Guarantee shall be equal to the outstanding principal amount of the Debt guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

         "Hazardous Materials" shall mean (a) any "hazardous substance" as defined by CERCLA, and including the judicial interpretation thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C. ss. 9601(33); (c) any material now defined as "hazardous waste" by RCRA; (d) any petroleum product, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any radioactive material, including any source material, special nuclear material or by-product material as defined at 42 U.S.C. ss.2011 et seq., and any amendments thereto and reauthorizations thereof; and (h) any other substance, regardless of physical form, that is regulated under any past, present or future federal, state or local government statute, rule or regulation.

         "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer to purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date hereof.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, or protecting a creditor against loss or securing the payment or performance of an obligation.

         "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Notes" shall have the meaning specified in paragraph 1.

         "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

         "Person" shall mean and include an individual, a corporation, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

         "Priority Debt" shall mean the sum of (i) Debt of the Company or any of its Restricted Subsidiaries secured by Liens other than Liens provided for in clauses (i) through (vii), inclusive, of paragraph 6E, Limitation on Liens, and
(ii) Debt in respect to which a Restricted Subsidiary, other than GPX Corp., is liable or has given a Guarantee; provided however that, if such Restricted Subsidiary has guaranteed the Notes by a guaranty agreement in form and substance acceptable to the Required Holders and if the holders of such Debt of such Restricted Subsidiary have entered into an intercreditor agreement with or for the benefit of the holders of the Notes in form and substance acceptable to the Required Holders, such Debt of such Restricted Subsidiary will not be treated as Priority Debt.

         "Redeemable Preferred Stock" shall mean each share of the Company's capital stock that is (a) entitled to preference or priority over any other shares of the Company's capital stock in respect of payment of dividends or distribution of assets upon liquidation, and (b) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of the Company (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than the Company, or (iii) upon the occurrence of a condition not solely within the control of the Company.

         "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

         "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, chief accounting officer and the general counsel of the Company.

         "Restricted Investment" shall mean all investments made after the Date of Closing, made in cash or by delivery of property, by the Company and its Restricted Subsidiaries, (x) in any Person, whether by acquisition of stock, Debt or other obligation or by loan, advance, or capital contribution, or otherwise, or (y) in any property (item (x) and (y) herein for purposes of this definition being referred to an "Investments"), except for the following: (i) Investments in (a) one or more Restricted Subsidiaries or (b) any corporation which concurrently with such Investment becomes a Restricted Subsidiary; (ii) any Investment in a business, partnership, joint venture interest, minority interest or business combination, in the ordinary course of business (other than investment in Restricted Subsidiaries) provided that the aggregate of such Investments, as is or would be properly reflected on the then most recent consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP does not exceed 15% of book value of consolidated assets of the Company and its Restricted Subsidiaries as so reflected on such balance sheet; (iii) Investments in money market investment programs which are classified as current assets in accordance with generally accepted accounting principles and which are administered by reputable broker-dealers; (iv) Investments in certificates of deposit and bankers acceptances maturing within one year from the date of acquisition, issued by a commercial bank organized under the laws of the United States or any state thereof, Canada, Western Europe or Japan, having capital surplus and undivided profits aggregating at least $500,000,000, provided, either (A) neither the Company nor any Restricted Subsidiary owes any Debt to such bank, or (B) if the Company or any Restricted Subsidiary owes any Debt to such bank, either (x) no default has occurred in the payment of such Debt or in the performance or observance of any agreement, term or condition contained in any document or agreement evidencing or governing such Debt, other than any default which has been cured or permanently waived, or (y) such bank executes a letter agreement, in form and substance acceptable to Required Holders, expressly waiving any and all Liens and rights of offset, contractual or otherwise, of such bank regarding such certificate of deposit or bankers acceptance, (v) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating no lower than "P-2" by Moody's Investors Services, Inc. or "A-2" by Standard & Poor's Corporation; (vi) Investments in direct obligations of the United States of America, or obligations of any agencies or instrumentality of the United States of America which are fully guaranteed by the United States of America, maturing in three years or less from the date of acquisition thereof; (vii) Investments in money market or auction rate preferred stock which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded either of the highest two ratings for such securities by Standard & Poor's Corporation or by Moody's Investors Services, Inc.; (viii) Investments in municipal bonds maturing in three years or less from the date of acquisition, which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded either the highest two ratings for such securities by Standard & Poor's Corporation or by Moody's Investors Services, Inc.; and (ix) other liquid investments maturing in 180 days or less from the date of acquisition thereof, with respect to which the risk of loss of principal is not greater than the investments described in the foregoing clauses (iii) through (viii) of this definition.

         "Restricted Subsidiary" means any Subsidiary (i) of which at least 51% of the voting securities are owned by the Company and/or one or more wholly-owned Restricted Subsidiaries, and (ii) which is a Subsidiary of the Company on the Date of Closing or which the Company has designated a Restricted Subsidiary by notice in writing given to the holders of the Notes in the form attached hereto as Exhibit C-1, and (iii) which the Company has not thereafter designated as an Unrestricted Subsidiary by notice in writing given to the holders of the Notes in the form attached hereto as Exhibit C-2; provided, however, a Subsidiary may not be designated as a Restricted Subsidiary if (a) it had previously been designated as a Restricted Subsidiary and had thereafter been designated as an Unrestricted Subsidiary; (b) it was designated as an Unrestricted Subsidiary within the preceding 180 days; (c) any of the representations and warranties contained in paragraph 8 would be false if all such representations and warranties were to be remade and restated immediately following such designation; or (d) such designation shall result in any Default or Event of Default; provided, further, that a Subsidiary may not be designated as an Unrestricted Subsidiary if (a) it had previously been designated as an Unrestricted Subsidiary and had thereafter been designated as a Restricted Subsidiary; (b) it was designated as a Restricted Subsidiary within the preceding 180 days; (c) any of the representations and warranties contained in paragraph 8 would be false if all such representations and warranties were to be remade and restated immediately following such designation; or (d) such designation shall result in any Default or Event of Default.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Significant Holder" shall mean (i) each Purchaser, and each Affiliate of or separate account managed by a Purchaser that shall hold a Note, so long as such Purchaser, Affiliate or separate account shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

         "Subsidiary" shall mean any corporation of which at least 51% of the total combined voting power of all classes of outstanding Voting Stock of which shall, at the time as of which any determination is being made, be owned or controlled by the Company either directly or through Subsidiaries.

         "Taxes" shall mean taxes and assessments of any federal, state or other governmental authority.

         "Total Capitalization" shall mean the sum of (i) Funded Debt of the Company and its Restricted Subsidiaries, and (ii) Consolidated Tangible Net Worth.

         "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

         "Unrestricted Subsidiary" shall mean any Subsidiary that is not a Restricted Subsidiary.

         "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         10C. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. If after the Date of Closing any change shall occur in GAAP in effect on the Date of Closing (a "GAAP Change") which results in a change in any computation or definition used in calculating compliance by the Company with any negative covenant and which has had or may have a significant effect (whether positive or negative) on the computation of one or more such covenants (the "Affected Covenants") then the Company shall deliver to each holder of the Notes within 15 days after the effective date of such GAAP Change (the "Effective Date") a written notice from the Company (i) describing the GAAP Change and (ii) setting forth in reasonable detail (including detailed calculations) why the

GAAP Change has had or may have a material effect (whether positive or negative) on the computation of the Affected Covenants. Within 15 days after such written notice is delivered to each Holder of the Notes, each party hereby agrees to enter into good faith negotiations for an amendment to this Agreement of the Affected Covenants so as to place the parties, insofar as possible, in the same relative position as if the GAAP Change had not occurred. If a GAAP Change which has had or may have such a material effect occurs, then during the period of the Effective Date of such GAAP Change until the effective date of an amendment to this Agreement with respect thereto, the Company shall calculate compliance with the Affected Covenants as though such GAAP Change had not occurred (and deliver promptly upon request therefor compliance certificates with respect thereto, setting forth in reasonable detail compliance with the Affected Covenants and certified as being true and correct by the chief financial officer of the Company); provided, however, that if no such amendment to this Agreement shall become effective within 90 days from the Effective Date of such GAAP Change, the Company shall calculate compliance with the Affected Covenants as though such GAAP Change had occurred (and deliver promptly upon request therefor compliance certificates with respect thereto, setting forth in reasonable detail compliance with the Affected Covenants and certified as being true and correct by the chief financial officer of the Company).

         PARAGRAPH 11.     MISCELLANEOUS.

         11.      Miscellaneous.

         11A. Note Payments. The Co-Makers agree that, so long as any Purchaser shall hold any Note, they will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Co-Makers agree to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

         11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser harmless against liability for the payment of, all reasonable attorneys' fees and incremental out-of-pocket expenses of such attorneys arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser in connection with this Agreement, the transactions contemplated hereby and, as to each Purchaser and any Transferee, any subsequent proposed modification of, or proposed consent under, this Agreement (other than modifications proposed by Purchasers prior to a Default or an Event of Default and not in response to modifications, consents or other transactions proposed by the Company), whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; provided, however, that if the transactions contemplated hereby are consummated, the Company will not be obligated to pay, or save a Purchaser harmless from, attorney fees of special counsel for the Purchasers incurred in connection with the preparation, execution and delivery of this Agreement. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         11C. Consent to Amendments. This Agreement may be amended, and the Co-Makers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Co-Makers shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change or affect the principal of, or change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the definition of Required Holders. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Co-Makers and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons. Notes shall not be transferred in denominations of less than $5,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, a Note may be in a denomination of less than $5,000,000. The Company, on behalf of Co-Makers, shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, each transferee shall deliver to the Company a Purchaser Schedule for such transferee, and the Co-Makers shall, at their expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Co-Makers shall, at their expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and (i) in the case of any such loss, theft or destruction, upon (A) receipt of such holder's unsecured indemnity agreement, if such holder is an institutional investor with capital of at least $100,000,000, or (B) receipt of a surety bond in the amount of such Note, if such holder is not an institutional investor or has capital of less than $100,000,000, or (ii) in the case of any such mutilation, upon surrender and cancellation of such Note, the Co-Makers will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Co-Makers may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Co-Makers shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Co-Makers in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Co-Makers with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H. Confidentiality; Disclosure to Other Persons. For the purposes of this paragraph 11H, "Confidential Information" means information delivered to a holder by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Restricted Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on behalf of such holder, (c) otherwise becomes known to such holder other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to such holder under paragraph 5A that are otherwise publicly available. Each holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder; provided that any holder may deliver or disclose Confidential Information to (i) such holder's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11H,
(iii) any other holder of any Note, (iv) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph
11H), (v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11H),
(vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information (including Confidential Information) about such holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11H as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11H. For purposes of this paragraph 11H, "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form that is a qualified institutional buyer under Rule 144A adopted under the Securities Act.

         11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and
(ii) if to any other holder of any Note which is not a Person listed in such Information Schedule, addressed to such other holder at such address as such other holder shall have specified in writing to the Person sending such communication, or, if any such other holder shall not have so specified an address, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication; provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any telephonic communication pursuant to paragraph 4C shall be effective to create any rights or obligations under this Agreement only if an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call.

         11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

         11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         11P. Binding Agreement. When this Agreement is executed and delivered by the Co-Makers and Purchasers, it shall become a binding agreement between the Co-Makers and Purchasers.

         11Q. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3F, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or any Co-Maker of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

         11R. Maximum Interest Payable. Each Co-Maker, each Purchaser and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither any Co-Maker, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11R shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Purchaser or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Purchaser or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Purchaser or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Co-Makers from time to time with respect to such Notes.

         11S. Waiver by Co-Makers. No action which any holder may take or omit to take in respect of one of the Co-Makers in connection with this Agreement or the Notes (or any other indebtedness owing by one of the Co-Makers to such holder), no course of dealing of any holder with one of the Co-Makers, no action or inaction by one of the Co-Makers, and no change of law or circumstances, shall release or diminish the other Co-Maker's joint and several obligations, liabilities, agreements and duties hereunder or under the Notes in any way, or afford the other Co-Maker any recourse against any holder, regardless of whether any such action or inaction may increase any risks to or liabilities of such other Co-Maker. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of each Co-Maker under this Agreement and the Notes shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of such Co-Maker: Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of the other Co-Maker or any other proceedings involving the other Co-Maker or any of the assets of the other Co-Maker under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, the other Co-Maker, any properties of the other Co-Maker, or the estate in bankruptcy of the other Co-Maker in the course of or resulting from any such proceedings; the failure by any holder to file or enforce a claim in any proceeding described in the immediately preceding clause or to take any other action in any proceeding to which the other Co-Maker is a party; the release by operation of law of the other Co-Maker from the Note or any other obligations to holders; the invalidity, deficiency, illegality, or unenforceability of the Note or this Agreement against the other Co-Maker, in whole or in part, any bar by any statute of limitations or other law of recovery on the Note or this Agreement against the other Co-Maker or other defense or excuse whatsoever; the failure of the other Co-Maker to sign any instrument or agreement; without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a Co-Maker other than the actual payment and performance by such Co-Maker of the Notes. Any holder may pursue one of the Co-Makers before pursuing any remedies against the other Co-Maker or any other Person. Any holder may maintain an action against one of the Co-Makers on the Notes without joining the other Co-Maker and without bringing a separate action against the other Co-Maker. If any payment to any holder by any Co-Maker is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason any holder is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to such holder shall not constitute a release of the other Co-Maker from any liability hereunder, and each Co-Maker agrees to pay such amount to such holder on demand and agrees and acknowledges that the obligations of each Co-Maker under this Agreement and the Notes shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in holders. Until all of the Obligations under the Notes and this Agreement have been paid and performed in full, no Co-Maker shall have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any other Co-Maker, and each Co-Maker hereby waives any rights to enforce any remedy which such Co-Maker may have against any other Co-Maker until such time.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Co-Makers and the Purchasers.

                                     Very truly yours,

                                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                                     By
                                       -----------------------------------
                                          Title:


                                     GPX CORP.


                                     By
                                       -----------------------------------
                                          Title:
The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By
  ---------------------------------
     Title:


U.S. PRIVATE PLACEMENT FUND

By:  Prudential Private Placement Investors, L.P.,
     Investment Advisor

By:  Prudential Private Placement Investors, Inc.,
     its General Partner


By
   -----------------------------------
            Vice President

                             INFORMATION SCHEDULE

GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


(1)      Address for Notices:

         2121 San Jacinto Street
         Suite 2500                    P.O. Box 219022
         Dallas, Texas  75201          Dallas, Texas 75221

(2) Receipt of telephonic or facsimile notices:

         (214) 953-4500
         (214) 953-4596/4597/4598 (facsimile)

(3) Authorized Officers:

    J.L. Jackson         Chairman, CEO, COO, and President
    G.L Adelman          Senior Vice President, General Counsel, and Secretary
    G.G. Garrison        Vice President-- Finance, Treasurer, CFO
    M.D. Stott           Vice President-- Planning and Development
    G.W. Pasley          Vice President-- Communications
    D.A. Reeves          Vice President-- Controller
    J.B. Alleman         Vice President-- Human Resources
    J.M. Bravo           Vice President
    H. Linser            Vice President

                             INFORMATION SCHEDULE

GPX Corp.

(1) Address for Notices:

    Bank of America Plaza
    300 South Fourth Street
    Suite 1100                         P.O. Box 50401
    Las Vegas, Nevada 89101            Henderson, Nevada 89016

(2) Receipt of telephonic or facsimile notices:

    (702) 386-4789
    (702) 598-3651 (facsimile)

(3) Authorized Officers:

    G.G. Garrison        President
    G.L. Adelman         Vice President and Secretary
    D.A. Reeves          Vice President
    M.L. Miller          Vice President, Asst. Treasurer, and Asst. Secretary

                                                      Aggregate
                                                      Principal
                                                      Amount of      Note
                                                      Notes to be    Denom-
                                                      Purchased      ination(s)
                                                      -----------    -----------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA           $68,000,000    $65,000,000
                                                                     $ 3,000,000

     (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

              Account No. 890-0304-391 (in the case of
                 payments on account of the Note
                 originally issued in the principal
                 amount of $65,000,000)

              The Bank of New York
              New York, New York
              ABA No.:  021-000-018

              Each such wire transfer shall set forth the name of the Company, a reference to "6.83% Senior Notes due June 30, 2008, PPN# 37933# \A INV 6023," and the due date and application (as among principal, interest, and Yield-Maintenance Amount) of the payment being made.

              Account No. 890-0304-944 (in the case of payments
                      on account of the Note originally issued in the principal amount of $3,000,000)

              The Bank of New York
              New York, New York
              ABA No.:  021-000-018

              Each such wire transfer shall set forth the name of the Company, a reference to "6.83% Senior Notes due June 30, 2008, PPN# 37933# \A INV 6024", and
              the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

     (2) Address for all notices relating to payments:

              The Prudential Insurance Company of America
              c/o Prudential Capital Group

         Four Gateway Center, 7th Floor
         100 Mulberry Street
         Newark, New Jersey 07102-4077

         Attention: Trade Management Group

     (3) Address for all other communications and notices:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group - Private Placements
         1201 Elm Street - Suite 4900
         Dallas, Texas  75720

         Attention:  Managing Director

     (4) Recipient of telephonic prepayment notices:

         Manager, Trade Management Group
         (973) 802-7298

     (5) Tax Identification No.:  22-1211670



U.S. PRIVATE PLACEMENT FUND                            $7,000,000     $7,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. U1FF1000002
         Boston Safe Deposit and Trust Company
         One Boston Place
         Boston, MA  02108
         ABA No.:  011-001-234
         DDA No.:  108111
         Account Name:  U.S. Private Placement Fund

         Each such wire transfer shall set forth the name the Company, a reference to "6.83% Senior Notes due June 30, 2008, PPN 37933", and the due date and application (as among principal, interest and Yield- Maintenance Amount) of the payment being made.

     (2) Address for all notices relating to payments:

         Mellon Trust
         One Cabot Road
         Mail Stop #028-003C
         Medford, MA  02155-5159
         Attention:  Derek von Vliet

         Telephone:  (617) 382-4850
         Facsimile:  (617) 382-4003

     (3) Address for copies of notices under (2) above and all other communications and notices:

         Prudential Private Placement Investors, Inc.
         Four Gateway Center
         100 Mulberry Street
         Neward, New Jersey  02102-4069
         Attention:  Vice President

         Telephone:        (973) 802-8608
         Facsimile:        (973) 802-7045

     (4) Recipient of telephonic prepayment notices:

         See (2) above.

                                                                       EXHIBIT A

                                [FORM OF NOTE]
                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                                   GPX CORP.

                  6.83% SENIOR NOTE DUE ______________, 2008


No. R-_____                                                               [Date]
$_________


         FOR VALUE RECEIVED, the undersigned, GLOBAL INDUSTRIAL TECHNOLOGIES, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, and GPX CORP., a corporation organized and existing under the laws of the State of Nevada (collectively, "Co-Makers"), hereby jointly and severally promise to pay to _________________________________________________,
or registered assigns, the principal sum of _________________________ DOLLARS on ______________, 20___ with interest (computed on the basis of a 360-day year-- 30-day month) (a) on the unpaid balance thereof at the rate of 6.83% per annum from the date hereof, payable semiannually on the last day of June and December (each an "Interest Payment Date") in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the (lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 8.83% or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of the 6.83% Senior Notes (the "Notes") issued pursuant to a Note Agreement, dated as of ______________, 1998 (the "Agreement"), among the Co-Makers and the original purchasers of the Notes named in the Information Schedule attached thereto and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in and subject to the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Co-Makers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Co-Makers shall not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Co-Makers and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         The Co-Makers, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Co-Makers nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 11R of the Agreement shall control over any contrary provision of this Note.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                                       GLOBAL INDUSTRIAL
                                       TECHNOLOGIES, INC.

                                       By
                                          --------------------------------
                                           Vice President

                                       By
                                          --------------------------------
                                           Treasurer


                                       GPX CORP.

                                       By
                                          --------------------------------
                                           Vice President

                                       By
                                          --------------------------------
                                           Treasurer

                                                                       EXHIBIT B


                [FORM OF OPINION OF COMPANY'S GENERAL COUNSEL]

      [Letterhead of Graham L. Adelman, Esq., general counsel of Company]

                                                            ______________, 1998


The Prudential Insurance Company of America
 c/o Prudential Capital Group
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

U.S. Private Placement Fund
c/o The Prudential Insurance Company of America
 c/o Prudential Capital Group
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Ladies and Gentlemen:

         I am general counsel of Global Industrial Technologies, Inc. (the "Company"), and have acted as counsel for the Company and GPX Corp. (collectively, the "Co-Makers") in connection with the Note Agreement, dated as of June 30, 1998, among the Co-Makers and you (the "Note Agreement"), pursuant to which the Co-Makers have issued to you today joint and several 6.83% Senior Notes due June 30, 2008 of the Co-Makers in the aggregate principal amount of $25,000,000 (the "Notes"). All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein. In this connection, I have examined such certificates of public officials, certificates of officers of the Co-Makers and copies certified to my satisfaction of corporate documents and records of the Co-Makers and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Co-Makers with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

         Based on the foregoing and upon such investigation as I have deemed necessary, it is my opinion that:

                  1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. GPX Corp. is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted. Each Co-Maker has the corporate power to enter into the Agreement and perform its obligations under the Agreement and the Notes.

                  2. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of each Co-Maker, and are valid joint and several obligations of the Co-Makers, legally binding upon and enforceable jointly and severally against the Co-Makers in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

                  4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                  5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8I to the Note Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without prior written consent.

                                               Very truly yours,


                                               Graham L. Adelman

                                                                     EXHIBIT C-1

                         Form of Notice of Designation
                           of Restricted Subsidiary

                     Global Industrial Technologies, Inc.
                            2121 San Jacinto Street
                              Dallas, Texas 75201

                                                                          [Date]

To: All Holders of Notes of Global Industrial Technologies, Inc. and GPX Corp.

Ladies and Gentlemen:

                   Re:  Designation of Restricted Subsidiary

         We refer to the Note Agreement (the "Agreement") dated as of June 30, 1998 among Global Industrial Technologies, Inc. (the "Company"), and GPX Corp., and the Purchasers named in the Purchaser Schedules attached thereto. Capitalized terms used herein have the meanings ascribed thereto in the Agreement.

         Pursuant to the definition of "Restricted Subsidiary" in paragraph 10B of the Agreement, we hereby notify you that the following Subsidiary has been designated by the Company as an Restricted Subsidiary:

                                                                                              Direct or indirect [if
                                                                                                indirect, provide
                                                   Jurisdictions in                            details and confirm
                              Jurisdiction of         which it is                            that Intermediaries are
          Name of new          Incorporation/        registered to          Percentage         (or are concurrently
           Restricted           Continuance/           carry on            ownership by        being designated as)
           Subsidiary           Amalgamation           business          the Corporation     Restricted Subsidiaries]
      --------------------- --------------------- -------------------- --------------------- -------------------------


         We represent, warrant and covenant to each holder of a Note that:


         (a) each of the representations and warranties contained in the Agreement, insofar as they pertain to Subsidiaries or Restricted Subsidiaries, is true on and as of the date hereof with respect to the Restricted Subsidiary that is the subject of this notice;

         (b) as and from the date hereof each of the covenants contained in the Agreement, insofar as they pertain to Restricted Subsidiaries, shall also apply with respect to the Restricted Subsidiary that is the subject of this notice;

         (c) after giving effect to the designation herein referred to, no Default or Event of Default would occur or exist as a result of such designation.


                                     C1 - 1

         We confirm that this notice is being concurrently delivered to all registered holders of Notes under the Agreement in accordance with paragraph 11I thereof.

                                            Very truly yours,

                                            GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------

                                     C1 - 2

                                                                     EXHIBIT C-2

                         Form of Notice of Designation
                          of Unrestricted Subsidiary

                     Global Industrial Technologies, Inc.
                            2121 San Jacinto Street
                             Dallas, Texas  75201

                                                                          [Date]

To: All Holders of Notes of Global Industrial Technologies, Inc. and GPX Corp.

Ladies and Gentlemen:

                  Re:  Designation of Unrestricted Subsidiary

         We refer to the Note Agreement (the "Agreement") dated as of June 30, 1998 among Global Industrial Technologies, Inc. (the "Company"), and GPX Corp. and the Purchasers named in the Purchaser Schedules attached thereto. Capitalized terms used herein have the meanings ascribed thereto in the Agreement.

         Pursuant to the definition of "Restricted Subsidiary" in paragraph 10B of the Agreement, we hereby notify you that the following Subsidiary has been designated by the Company as an Unrestricted Subsidiary:

                                                                                              Direct or indirect [if
                                                                                                indirect, provide
                                                                                               details and confirm
                              Jurisdiction of      Jurisdictions in                          that Intermediaries are
          Name of new          Incorporation/         which it is           Percentage         (or are concurrently
           Restricted           Continuance/         registered to         ownership by        being designated as)
           Subsidiary           Amalgamation       carry on business     the Corporation     Restricted Subsidiaries]
      --------------------- --------------------- -------------------- --------------------- -------------------------


         We represent, warrant and covenant to each holder of a Note that after giving effect to the designation herein referred to, no Default or Event of Default would occur or exist as a result of such designation.

                                    C2 - 1

         We confirm that this notice is being concurrently delivered to all registered holders of Notes under the Agreement in accordance with paragraph 11I thereof.

                                            Very truly yours,

                                            GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

                                            By:
                                               --------------------------------
                                                     Title:
                                                           --------------------

                                    C2 - 2

                                  SCHEDULE 6E

                                EXISTING LIENS





     None.

                                  SCHEDULE 8C

                                ACTIONS PENDING

                                  SCHEDULE 8I

                          AGREEMENTS RESTRICTING DEBT

                                  SCHEDULE 8O

                           ENVIRONMENTAL COMPLIANCE

                                  SCHEDULE 10

                                 ACQUISITIONS